Exhibit 99.1


                              FOR IMMEDIATE RELEASE

             WORLD WRESTLING ENTERTAINMENT(R) CFO LIVINGSTON STEPS DOWN

STAMFORD, CONN., JANUARY 6, 2005 - World Wrestling Entertainment (NYSE: WWE) announced that effective today, Philip Livingston will step down as the company's Chief Financial Officer and as a member of the Board of Directors.

"We appreciate Phil's contributions during his tenure with WWE(R). Part of Phil's charge when he joined WWE was to improve our investor relations and accounting and planning systems, and those goals have been successfully met. In addition, Phil's expertise in corporate governance and Sarbanes-Oxley has helped prepare us for our SOX 404 compliance. We wish him the best of luck in his future endeavors," said Linda McMahon, WWE CEO.

Frank Serpe, Senior Vice President, Finance, will serve as acting CFO while WWE continues its executive search for a new CFO.

Additional information on WWE can be found at wwe.com and corporate.wwe.com.


Media contact:  Gary Davis, 203-353-5066
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Investor contact: Michele Goldstein, 203-352-8642
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Trademarks:  The names of all World Wrestling  Entertainment  televised and live programming, talent names, images, likenesses, slogans and wrestling moves and all World Wrestling Entertainment logos are trademarks which are the exclusive property of World Wrestling Entertainment, Inc.

Forward-Looking Statements: This news release contains forward-looking statements pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995, which are subject to various risks and uncertainties. These risks and uncertainties include the conditions of the markets for live events, broadcast television, cable television, pay-per-view, Internet, entertainment, professional sports, and licensed merchandise; acceptance of the Company's brands, media and merchandise within those markets; uncertainties relating to litigation; risks associated with producing live events both domestically and internationally; uncertainties associated with international markets; and other risks and factors set forth from time to time in Company filings with the Securities and Exchange Commission. Actual results could differ materially from those currently expected or anticipated.